                                                                EXHIBIT 20

                                 [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Pooling and Servicing Agreement, dated as of October 15, 1998, among the Servicer, Newcourt Receivables Corporation II, Newcourt Equipment Trust Securities 1998-1 and Harris Trust and Savings Bank, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 18th day of November, 1999.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:      Brian McLean
                              Title:     Director, Securitizations

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1


   Beginning of Collection Period:                      10/01/99
   End of Collection Period:                            10/31/99
   Distribution Date:                                   11/22/99
   Reporting Date:                                      11/18/99
   Months in progress                                         11

WATERFALL DISTRIBUTIONS

-------------------------------------------------------------------------------

Cash Collections in Collection Period              37,526,528.89
Interest Earned on Collections Account                161,436.92
Required Withdrawal from Reserve Fund                       0.00
Interest Earned on Reserve Fund                        72,661.39
Recoveries on Defaulted Contracts                     462,433.16
Servicer Advances (net of collections to
 reimburse prior Servicer Advances)                         0.00

-------------------------------------------------------------------------------

Available Amount                                   38,223,060.36

ALLOCATIONS

  (A) Unreimbursed Servicer Advances                        0.00

  (B) Servicing Fee                                   349,173.26

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                    270,548.75

  (E) A-3 Interest                                  1,952,061.39

  (F) A-4 Interest                                    457,760.19

  (G) B Interest                                      190,199.13

  (H) C Interest                                      117,919.99

  (I) D Interest                                       85,593.35

  (J) E Interest                                      120,300.15

  (K) A-1 Principal Payment Amount                          0.00

  (L) A-2 Principal Payment Amount                 30,376,193.83

  (M) A-3 Principal Payment Amount                          0.00

  (N) A-4 Principal Payment Amount                          0.00

  (O) B Principal Payment Amount                    1,898,529.45

  (P) C Principal Payment Amount                    1,012,537.48

  (Q) D Principal Payment Amount                      632,831.59

  (R) E Principal Payment Amount                      759,411.80

  (S) Accelerated Principal Payment                         0.00

  (T) Reserve Fund Deposit                                  0.00

  (U) Excess to Issuer                                      0.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                            Page 2

A    Aggregate Discounted Contract Balance (ADCB) &
     Aggregate Notes Outstanding
A1   Aggregate Outstanding Note Balances,
     beginning of period                                            698,346,518.40
A2   ADCB, end of period                                            663,667,014.25

B    Reserve Fund
B1   Reserve Fund balance, beginning of period                       16,976,087.00
B2   Reserve Fund balance, end of period                             16,976,087.00

C    Available Funds for Distribution
C1   Available Funds -- Collection Account                           38,223,060.36
C2   Required Available Funds -- Reserve Fund                                 0.00
C3   Total Available Funds                                           38,223,060.36

D    Total Payments to Servicer                                         349,173.26

E    Total Interest Payments to Noteholders                           3,194,382.95

C4   Available Funds for Principal Distribution                      34,679,504.15

F    Principal Differential Determination
F1   Beginning Principal Balance of Notes                           698,346,518.40
F2   Ending Period ADCB                                             663,667,014.25
F3   Total Principal Payment Amount                                  34,679,504.15
F4   Principal Differential                                                   0.00

G    Principal Payments to Noteholders

G1   Class A-1 Note Balance, beginning of period                              0.00
G2   Class A Target Investor Principal Amount                       581,313,901.79
G3   Class A-1 Principal Payment                                              0.00
G4   Class A-1 Note Balance, end of period                                    0.00

G5   Class A-2 Note Balance, beginning of period                     62,796,614.62
G6   Class A-2 Principal Payment                                     30,376,193.83
G7   Class A-2 Note Balance, end of period                           32,420,420.79

G8   Class A-3 Note Balance, beginning of period                    447,036,959.00
G9   Class A-3 Principal Payment                                              0.00
G10  Class A-3 Note Balance, end of period                          447,036,959.00

G11  Class A-4 Note Balance, beginning of period                    101,856,522.00
G12  Class A-4 Principal Payment                                              0.00
G13  Class A-4 Note Balance, end of period                          101,856,522.00

C5   Remaining Available Funds                                        4,303,310.32

G14  Class B Note Balance, beginning of period                       38,230,980.15
G15  Class B Target Investor Principal Amount                        36,332,450.70
G16  Class B Floor                                                            0.00
G17  Class B Principal Payment                                        1,898,529.45
G18  Class B Note Balance, end of period                             36,332,450.70

C6   Remaining Available Funds                                        2,404,780.87

G19  Class C Note Balance, beginning of period                       20,389,623.30
G20  Class C Target Investor Principal Amount                        19,377,085.82
G21  Class C Floor                                                            0.00
G22  Class C Principal Payment                                        1,012,537.48
G23  Class C Note Balance, end of period                             19,377,085.82

C7   Remaining Available Funds                                        1,392,243.39

G24  Class D Note Balance, beginning of period                       12,743,427.27
G25  Class D Target Investor Principal Amount                        12,110,595.68
G26  Class D Floor                                                            0.00
G27  Class D Principal Payment                                          632,831.59
G28  Class D Note Balance, end of period                             12,110,595.68

C8   Remaining Available Funds                                          759,411.80

G29  Class E Note Balance, beginning of period                       15,292,392.06
G30  Class E Target Investor Principal Amount                        14,532,980.28
G31  Class E Floor                                                            0.00
G32  Class E Principal Payment                                          759,411.80
G33  Class E Note Balance, end of period                             14,532,980.26

C9   Remaining Available Funds                                                0.00

G34  Additional Principal to be redistributed                                 0.00

C10  Remaining Available Funds                                                0.00

H1  Reserve Fund Deposit (to Max Required)                                    0.00

I1  Available for Distribution to the Issuer (Shortfall)                      0.00


NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1                               Page 3

SERVICING FEE AND INTEREST CALCULATIONS



SERVICING FEE DUE

(a) ADCB                           698,346,518.40
(b) Servicing Fee Rate                     0.600%
(c) 30                                         30
(d) 360                                       360
(e) Current Servicing Due              349,173.26
(f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                349,173.26


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.007%   (a) B Rate                                5.970%
(b) Days in Period                             33   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            38,230,980.15
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)    190,199.13
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                       0.00   (g) Total Interest Due                190,199.13


A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               5.170%   (a) C Rate                                6.940%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance           62,796,614.62   (d) Beginning C Balance            20,389,623.30
(e) Current Interest Due (a*d*b/c)     270,548.75   (e) Current Interest Due (a*d*b/c)    117,919.99
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 270,548.75   (g) Total Interest Due                117,919.99


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               5.240%   (a) D Rate                                8.060%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          447,036,959.00   (d) Beginning D Balance            12,743,427.27
(e) Current Interest Due (a*d*b/c)   1,952,061.39   (e) Current Interest Due (a*d*b/c)     85,593.35
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due               1,952,061.39   (g) Total Interest Due                 85,593.35


A-4 INTEREST                                        E INTEREST

(a) A-4 Rate                               5.393%   (a) E Rate                                9.440%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-4 Balance          101,856,522.00   (d) Beginning D Balance            15,292,392.06
(e) Current Interest Due (a*d*b/c)     457,760.19   (e) Current Interest Due (a*d*b/c)    120,300.15
(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 457,760.19   (g) Total Interest Due                120,300.15

                                                                       Page 4
NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

OTHER STATISTICAL DATA

DELINQUENCY

                                             1 Month         2 Months        3 Months      4 Months        5 Months       6 Months
                                  Current     Prior            Prior           Prior         Prior           Prior         Prior
                                  -------    ----------      ----------     ----------     ----------     ----------     ----------
 31 -  60  Days Past Due        25,602,322   24,043,959      18,738,133     31,772,630     26,005,695     27,511,921     25,858,747
 61 -  90  Days Past Due         7,298,194    8,211,145      16,481,316      8,86l,392      9,744,013      7,482,063     11,532,002
 91 - 120  Days Past Due         8,239,447    9,086,844       7,758,205      4,868,629      3,916,059      9,394,434      5,716,096
121   Plus Days Past Due         7,819,441    7,110,375       6,012,040      5,610,327      6,266,770      5,778,863      5,344,801

ADCB, End of Period            663,667,014  698,346,518     728,802,722    773,692,869    814,664,250    857,771,359    895,303,482

 31 -  60  Days Past Due (%)         3.86%        3.44%           2.57%          4.11%          3.19%          3.21%          2.89%
 61 -  90  Days Past Due (%)         1.10%        1.18%           2.26%          1.15%          1.20%          0.87%          1.29%
 91 - 120  Days Past Due (%)         1.24%        1.30%           1.06%          0.63%          0.48%          1.10%          0.64%
121   Plus Days Past Due (%)         1.18%        1.02%           0.82%          0.73%          0.77%          0.67%          0.60%


DEFAULTS

Gross Charge-Offs             1,065,846.46   871,552.98      941,962.65     732,141.80     783,575.69     908,274.58     830,709.96
Recoveries                      462,433.16   522,859.19      582,616.73     407,114.51     328,209.44     358,897.52     649,643.92
Charge-Offs - Net
 of Recoveries                  603,413.30   348,693.79      359,345.92     325,027.29     455,366.25     549,377.06     181,066.04

BOND PRINCIPAL FACTORS

A-1                             0.0000000%
A-2                            24.9100427%
A-3                           100.0000000%
A-4                           100.0000000%
B                              85.6085393%
C                              85.6075617%
D                              85.6069776%
E                              85.6085402%

RESERVE FUND CALCULATIONS

Beginning Balance            16,976,087.00
Required Balance             16,976,087.00
Deposit                               0.00
Withdrawal                            0.00
Ending Balance               16,976,087.00

NEWCOURT EQUIPMENT TRUST RECEIVABLES 1998-1

CONDITIONAL PAYMENT RATE

                                         Average
               Period       1 Month      3 Month      Life-to
Period         Ending         CPR          CPR         Date
------         ------       -------      -------      -------
  1           11/30/98      6.9572%        N/A        6.9572%
  2           12/31/98      6.2383%        N/A        6.6920%
  3           01/31/99      6.9524%      6.7160%      6.9069%
  4           02/28/99      9.5427%      7.5778%      7.7048%
  5           03/31/99     15.1390%     10.5447%      9.4891%
  6           04/30/99      8.8106%     11.1641%      9.6049%
  7           05/31/99     10.9830%     11.6442%     10.0453%
  8           06/30/99     14.4231%     11.4056%     10.9026%
  9           07/31/99     16.8629%     14.0897%     11.8861%
 10           08/31/99     12.6353%     14.6404%     12.4103%
 11           09/30/99      9.2395%     12.9126%     12.4560%
 12           10/31/99      8.9359%     10.2702%     12.5865%